     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 17, 1999

                                                   REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ONESOURCE INFORMATION SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                       04-3204522
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                300 BAKER AVENUE
                                CONCORD, MA 01742
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

                       1993 STOCK PURCHASE AND OPTION PLAN
                      1999 STOCK OPTION AND INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                              --------------------

                               DANIEL J. SCHIMMEL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      ONESOURCE INFORMATION SERVICES, INC.
                                300 BAKER AVENUE
                                CONCORD, MA 01742
                     (Name and Address of Agent For Service)

                                 (978) 318-4300
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------
                                   Copies to:

                          LAWRENCE S. WITTENBERG, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

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


================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                                                                     PROPOSED
                                                            PROPOSED MAXIMUM          MAXIMUM
TITLE OF SECURITIES TO BE               AMOUNT TO BE         OFFERING PRICE          AGGREGATE            AMOUNT OF
       REGISTERED                      REGISTERED (1)         PER SHARE (3)        OFFERING PRICE      REGISTRATION FEE
-------------------------              --------------        ---------------        ---------------    ----------------
1993 STOCK PURCHASE AND OPTION PLAN

OneSource Information                 727,344 shares (2)         $0.12             $    87,281.28         $   24.26
Services, Inc. Common Stock,        1,359,994 shares (2)         $1.37             $ 1,863,191.80         $  517.97
$.01 par value                      1,444,649 shares (2)         $2.19             $ 3,163,781.30         $  879.53
                                       30,525 shares (2)         $5.90             $   180,097.50         $   50.07
                                      328,459 shares (2)         $9.97             $ 3,274,736.20         $  910.38

1999 STOCK OPTION AND INCENTIVE PLAN

OneSource Information                 800,000 shares             $6.5625 (4)       $ 5,250,000.00         $1,459.50
Services, Inc. Common Stock,
$.01 par value

1999 EMPLOYEE STOCK PURCHASE PLAN

OneSource Information                 100,000 shares             $6.5625 (4)       $   656,250.00         $  182.44
Services, Inc. Common Stock,
$.01 par value

TOTAL:                              4,790,971 shares                               $14,475,338.00         $4,024.15
                                                                                   ==============         =========


(1) All share numbers are adjusted to reflect a 2.035 for 1 stock split effected by the Company on May 7, 1999.

(2) Based on options to purchase 3,890,971 shares of the Company's Common Stock outstanding as of August 16, 1999 under the Company's 1993 Stock Purchase and Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(3) Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4) The price of $6.5625 per share, which is the average of the high and low prices of the Common Stock of the registrant reported on the Nasdaq National Market on August 11, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by OneSource Information Services, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as noted, are incorporated in this registration statement by reference as of their respective dates:

         (a) The Registrant's Prospectus, as contained within the Registrant's Registration Statement on Form S-1, as amended, (SEC File No. 333-73263) filed with the Commission pursuant to the Act which contains audited financial statements for the fiscal year ended December 31, 1998 and unaudited financial statements for the three months ended March 31, 1999 (the "S-1 Registration Statement").

         (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12(g) of the Exchange Act on April 22, 1999.

         (c) The Registrant's Quarterly Report on Form 10-Q as filed with the Commission on August 13, 1999.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Second Amended and Restated Certificate of Incorporation generally provides for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities, to the extent allowed under the Delaware General Corporation Law. Reference is made to the Company's Second Amended and Restated Certificate of Incorporation filed as
Exhibit 3.01 to the Company's S-1 Registration Statement.

         The Underwriting Agreement dated as of May 18, 1999, by and among the Company, the Underwriters listed on Schedule A thereto (the "UNDERWRITERS") and the parties listed on Schedules B-1 and B-2 thereto (the "UNDERWRITING AGREEMENT") provides that the Underwriters are obligated, under certain circumstances, to indemnify the Company, its directors, its officers who signed the S-1 Registration Statement and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Reference is made to the form of Underwriting Agreement filed as Exhibit 1.01 to the Company's S-1 Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------

    4.1        Specimen Certificate for shares of the Company's Common Stock
               (Incorporated by reference to Exhibit 4.01 to the S-1
               Registration Statement).

    4.2        Description of Capital Stock (contained in the Second Amended and
               Restated Certificate of Incorporation of the Company
               (Incorporated by reference to Exhibit 3.01 to the S-1
               Registration Statement)).

    4.3        1993 Stock Purchase and Option Plan (Incorporated by reference to
               Exhibit 10.01 to the S-1 Registration Statement).

    4.4 1999 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.02 to the S-1 Registration Statement).

    4.5        1999 Employee Stock Purchase Plan (Incorporated by reference to
               Exhibit 10.03 to the S-1 Registration Statement).

    5.1        Opinion of Testa, Hurwitz & Thibeault, LLP.

   23.1        Consent of PricewaterhouseCoopers LLP.

   23.2        Consent of Testa, Hurwitz & Thibeault, LLP (included in
               Exhibit 5.1).

   24.1 Power of Attorney (found on the signature page of this registration statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Concord, Commonwealth of Massachusetts on this 17th day of August 1999.


                                        ONESOURCE INFORMATION SERVICES, INC.

                                        By: /s/ Daniel J. Schimmel
                                           -------------------------------------
                                           Daniel J. Schimmel
                                           Chief Executive Officer and President


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of OneSource Information Services, Inc., hereby severally constitute and appoint Daniel J. Schimmel and Roy D. Landon, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any registration statement on Form S-8, any and all amendments and exhibits to this registration statement, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or thereby, and generally to do all things in our names and on our behalf in such capacities to enable OneSource Information Services, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                     TITLE(S)                                DATE
            ---------                                     --------                                ----
/s/ Daniel J. Schimmel                   Chief Executive Officer, President and Director      August 17, 1999
------------------------------------     (Principal Executive Officer)
Daniel J. Schimmel

/s/ Roy D. Landon                        Vice President Finance & Chief Financial             August 17, 1999
------------------------------------     Officer (Principal Financial and Accounting
Roy D. Landon                            Officer)

/s/ David Dominik                        Director                                             August 17, 1999
------------------------------------
David Dominik

/s/ Martin Kahn                          Director                                             August 17, 1999
------------------------------------
Martin Kahn

/s/ Gregg S. Newmark                     Director                                             August 17, 1999
------------------------------------
Gregg S. Newmark

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION OF EXHIBIT
-----------       ----------------------
    4.1           Specimen Certificate for shares of the Company's Common Stock
                  (Incorporated by reference to Exhibit 4.01 to the S-1
                  Registration Statement).

    4.2 Description of Capital Stock (contained in the Second Amended and Restated Certificate of Incorporation of the Company
                  (Incorporated by reference to Exhibit 3.01 to the S-1
                  Registration Statement)).

    4.3 1993 Stock Purchase and Option Plan (Incorporated by reference to Exhibit 10.01 to the S-1 Registration Statement).

    4.4 1999 Stock Option and Incentive Plan (Incorporated by reference to Exhibit 10.02 to the S-1 Registration Statement).

    4.5 1999 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.03 to the S-1 Registration Statement).

    5.1           Opinion of Testa, Hurwitz & Thibeault, LLP.

   23.1           Consent of PricewaterhouseCoopers LLP.

   23.2           Consent of Testa, Hurwitz & Thibeault, LLP (included in
                  Exhibit 5.1).

   24.1 Power of Attorney (found on signature page of this registration statement).
